Exhibit 10.4

Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of                                 , between Hertz Global Holdings, Inc., a Delaware corporation, and the Employee, is being entered into pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms used in this Agreement may be found in Section 7.

WHEREAS, on           ,                          approved an award of Options to the Employee.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.              Grant of Options

(a)               Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)               Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.  The Option Price per share of Common Stock is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

Section 2.              Vesting and Exercisability

(a)               Except as otherwise provided in Sections 2(b), 3, or 6(a) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date.

(b)               Discretionary Acceleration.  The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)               Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3.  The

Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.              Termination of Options

(a)               Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)               Termination of Employment.

(i)            Special Termination.  If the Employee’s employment with the Company terminates due to Special Termination, all unvested Options held by the Employee shall vest and all the Employee’s Options shall remain outstanding until the first to occur of:  (a) the first anniversary of the Employee’s  termination of employment, (b) the Normal Termination Date or (c) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.

(ii)           Retirement.  If the Employee’s employment with the Company terminates due to the Employee’s Retirement, then (a) the unvested Options held by the Employee on the date of his or her Retirement shall be immediately forfeited and canceled, effective as of the date of the Employee’s Retirement; and (b) vested Options held by the Employee on the date of his or her Retirement shall remain outstanding and exercisable until the first to occur of: (x) the 90th day following the Employee’s Retirement, or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options, (y) the Normal Termination Date or (z) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.

(iii)          Termination for Cause.  If an Employee’s employment terminates for Cause, all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Employee’s termination.

(iv)          Termination for Any Other Reason.  If the Employee’s employment with the Company terminates for any reason other than Special Termination in accordance with Section 3(b)(i), Cause in accordance with Section 3(b)(iii) or Retirement in accordance with Section 3(b)(ii), any unvested

Options held by the Employee shall immediately be forfeited and canceled as of the date of termination.  If the Employee’s employment with the Company is terminated by the Company other than for Cause, vested Options shall remain outstanding and exercisable until the first to occur of: (a) the 90th day following the Employee’s termination, or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options, (b) the Normal Termination Date or (c) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.  If the Employee’s employment with the Company is terminated by the Employee other than by reason of a Special Termination or Retirement, all vested Options shall remain exercisable until the first to occur of (a) the 30th day following the effective date of the Employee’s termination of employment, or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options, (b) the Normal Termination Date or (c) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately be forfeited and canceled.

Section 4.              Manner of Exercise; Forfeiture

(a)               General.  Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the exercise of vested Options by the Employee shall be pursuant to procedures established by the Company from time to time and shall include the Employee specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Company. Unless otherwise determined by the Committee, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, the Employee may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the  Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)               Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the financing or credit agreements of the Company or any Subsidiary.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

(c)               Issuance of Shares.  The shares of Common Stock issued upon exercise of the Options shall be registered in the Employee’s name, or, if applicable, in the names of the Employee’s heirs or estate.  In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form.  The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.  If delivered in certificate form, the Company may deliver a share certificate to the Employee, or deliver shares electronically or in certificate form to the Employee’s designated broker on the Employee’s behalf.  If the Employee is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to the Employee’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

(d)               Other.  The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and receipt of proof satisfactory to the Company that a person seeking such shares on the Employee’s behalf upon the Employee’s Disability (if necessary), or upon the Employee’s estate’s behalf after the death of the Employee, is appropriately authorized.

(e)               Wrongful Conduct.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Employee engages in Wrongful Conduct, then any unexercised Options, whether vested or unvested, shall automatically terminate and be canceled upon the date on which the Employee first engaged in such Wrongful Conduct.  If the Employee engages in Wrongful Conduct or if the Employee’s employment is terminated for Cause, the Employee shall pay to the Company in cash any Option/SAR Financial Gain the Employee realized from exercising all or a portion of the Options within the Wrongful Conduct Period.  By entering into this Agreement, the Employee hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Employee any amounts the Employee owes to the Company under this Section 4(e) to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against the Employee for the Employee’s breach of this Section 4(e).  The Employee’s obligations under this Section 4(e) shall be cumulative (but not duplicative) of any similar obligations the Employee has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

(f)                Financial Restatements. In the event that the Employee commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

(i)            that the Employee forfeit some or all of the Options subject to this Agreement held by the Employee at the time of such restatement;

(ii)           that the Employee forfeit (or pay to the Company) some or all of the shares of Common Stock or cash held by the Employee at the time of such restatement in respect of the Options that have been exercised during the twelve-month period prior to the financial restatement (or such other period as determined by the Committee), reduced by a number of shares with a Fair Market Value equal to the aggregate exercise price paid by the Employee; and

(iii)          that the Employee pay to the Company in cash all or a portion of the proceeds that the Employee realized from the sale of shares of Common Stock subject to any Options that had been exercised by the Employee within the period commencing twelve months prior to the financial restatement

(or such other period as determined by the Committee), reduced by an amount of cash equal to the aggregate exercise price paid by the Employee.

Section 5.              Adjustment Event.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to the Employee or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

Section 6.              Change in Control

(a)               In General.  In the event of a Change in Control, any unvested Options shall vest and become exercisable, provided that the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)               Termination.  Notwithstanding Section 6(a), in the event of a Change in Control, the Committee may, in its discretion, terminate any outstanding Options if either (i) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options, or (ii) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options.

(c)               Alternative Awards.  Notwithstanding Section 6(a), no cancellation, termination, acceleration of exercisability or vesting, or settlement or other payment shall occur with respect to the Options if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

Section 7.              Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Company” means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death or following such person’s Disability, “Employee” shall be deemed to include the person’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Special Termination” means a termination of the Employee’s employment as a result of his or her death or Disability.

Section 8.              Miscellaneous.

(a)               Withholding.  The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)               Authorization to Share Personal Data.  The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)               No Rights as Stockholder; No Voting Rights.  The Employee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock.

(d)               No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan).  Nothing in the Plan or this Agreement shall confer on the Employee the right to receive any future Awards under the Plan.

(e)               Non-Transferability of Options.  The Options may be exercised only by the Employee (or, if the Employee is Disabled and if necessary, the Employee’s legally authorized guardian or personal representative) during Employee’s lifetime.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.  The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(f)                Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)            if to the Company, to it at:

Hertz Global Holdings, Inc.
c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

(ii)           if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)               Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)               Waiver; Amendment.

(i)            Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)           Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by the Employee and the Company.  This Agreement may not be amended, modified or supplemented orally.

(i)                Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j)                Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(k)               Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Options evidenced hereby, the Employee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(l)                Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.

(m)              Compensation Recovery Policy.  Without limiting any other provision of this Agreement, the Options granted hereunder shall be subject to the Compensation Recovery Policy under the Company’s Standards of Business Conduct (as amended from time to time, and including any successor or replacement policy or standard) to the extent applicable.

(n)               Company Rights.  The existence of the Options does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(o)               Severability.  If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.   Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

(p)               Further Assurances.  The Employee agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Employee’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(q)               Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(r)                Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(s)               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE EMPLOYEE:

«Name»

By:

Total Number of shares of Common Stock for the Purchase of Which Options have been Granted	Option Price
«Options» Shares	$